Exhibit 5.1

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S    A  T    L  A  W

A LIMITED LIABILITY PARTNERSHIP

THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
www.troutmansanders.com
TELEPHONE: 212-704-6000
FACSIMILE: 212-704-6288

SPAR Group, Inc.	July 29, 2008

560 White Plains Road, Suite 210

Tarrytown, NY 10591

Ladies and Gentlemen:

We have acted as counsel for SPAR Group, Inc., a Delaware corporation (the “Corporation”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 5,600,000 shares of Common Stock , par value $.01 per share (the “Shares”), issuable from time to time under the Corporation’s 2008 Stock Compensation Plan (the “Plan”).

This opinion letter (subject to all of the Qualifications, as defined below, this “Opinion Letter”) is provided at the request of the Corporation and as required under the Act. In all cases, acceptance of or reliance upon this Opinion Letter is conditioned upon acceptance of all of the qualifications, exceptions, assumptions, definitions, exclusions, limitations and other provisions set forth herein (collectively, the “Qualifications”).

In connection with this Opinion Letter, we have examined the Registration Statement and originals or copies of the following: (i) the certificate of incorporation and all amendments thereto of the Corporation, as filed with the Secretary of State of the State of Delaware through July 24, 2008; (ii) the by-laws of the Corporation and all amendments thereto; (iii) the charter of the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) and all amendments thereto; (iv) records of the proceedings of the Compensation Committee and the Board of Directors of the Corporation dated March 27, 2008, and stockholders of the Corporation dated May 29, 2008, at which the Compensation Committee and the Board of Directors adopted resolutions authorizing the Plan and the stockholders approved the Plan, respectively (items (i) through (iv) will be referred to collectively as the “Organizational Documents”); and (v) the Plan. In addition, we have made such investigations of applicable statutes and regulations of the State of New York and the United States of America and the applicable provisions of the DGCL (as hereinafter defined) currently in effect as we deemed necessary under customary practice to enable us to render this Opinion Letter.

In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness and accuracy of all documents submitted to us as originals, the completeness, accuracy and conformity to originals of all documents submitted to or obtained by us as copies (whether or not certified). In addition, we have assumed and without independent investigation have relied upon the factual accuracy of each of the representations, warranties, acknowledgments, certifications and other information contained in the items we examined, and upon the assumptions we have made in this Opinion Letter, and our opinions are based solely thereupon. Except as expressly set forth in this Opinion Letter, we have not searched, examined or reviewed any books, records or files of the Corporation or any other person, any public record or file, any database or other information collection, or any agreements, communications, instruments, files, financial statements, minutes, records or other documents of the Corporation or any other person, we have not commissioned or conducted any search for or otherwise requested any such item, and we have not commissioned or conducted any other search, examination, review, investigation or inquiry to confirm or determine the existence or absence of any facts relevant to the opinions expressed herein. The Organizational Documents, the Plan and the Registration Statement are the only items of their respective types reviewed by us in connection with or covered by us in this Opinion Letter.

ATLANTA • HONG KONG • LONDON • NEW YORK • NEWARK • NORFOLK • RALEIGH
RICHMOND • SHANGHAI • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

SPAR Group, Inc.

July 29, 2008

This Opinion Letter is limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated herein. We express no opinion whatsoever as to any matter assumed by us or any factual information provided to us. The Qualifications expressly stated in this Opinion Letter are in addition to (and not in lieu or limitation of) any others presumed by customary usage. The opinions contained in this Opinion Letter are expressions of our professional judgment regarding the legal matters addressed and are not guaranties or warranties that a court or other authority will reach any particular result.

Our opinions are limited to and as of the date hereof, and are based on (without limitation) the documents, applicable law, facts and circumstances as they exist on the date hereof. In any event we do not undertake to advise you of any such item or change therein occurring or coming to our attention subsequent to the date hereof. In order to render our opinion below with respect to the issuance of Shares and related matters at a future time, we have assumed that: (i) all relevant documents, applicable law, and facts and circumstances will be the same at such future time as we believe them to be on the date hereof except as noted below; (ii) each party will have taken all future or further actions necessary or appropriate thereto; (iii) no relevant authorizations, filings, or similar items will have expired or otherwise adversely changed; (iv) no changes will have occurred in any of the Organizational Documents, the Plan, the Registration Statement, other relevant certificates and documents, applicable law, trade usage or course of dealings; (v) the Shares will be offered and issued pursuant to an effective Registration Statement or applicable exemption under the Act; (vi) the applicable “award” (as defined in the Plan) conforms to the Plan, was duly authorized by all required corporate action and has been evidenced by a Contract (as defined in the Plan); (vii) the applicable Contract conforms to the applicable award’s authorization, the Plan and applicable law, is enforceable and remains in full force and effect at the time of exercise and permits exercise at the time thereof; (viii) the applicable Shares have been issued in accordance with the Contract and Plan; (ix) the applicable Shares have been evidenced in the case of certificated securities by appropriate certificates duly executed and delivered by the Corporation or in the case of uncertificated securities by book entries duly made in the Corporation’s stock records (as and to the extent uncertificated securities have been authorized by the Board of Directors and are then permitted under the by-laws of the Corporation, the rules of any securities exchange on which the Shares are then registered and Section 158 of the DGCL, as hereinafter defined); (x) the consideration received or deemed received by the Corporation for each Share will not be less than its par value; and (xi) all applicable law has been complied with.

Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the Delaware General Corporation Law (the “DGCL”), and the United States of America.

Based upon and subject to the Qualifications, we are of the opinion that, upon and assuming the due exercise of a holder’s Contract that requires or permits the issuance of Shares and the Corporation’s receipt of the full lawful consideration contemplated under the Plan, the Shares issued pursuant to the Plan will be validly issued, fully paid and non-assessable, except that Shares issued pursuant to deferred payment arrangements permitted under the Plan will be fully paid and non-assessable only when such deferred payments are made in full.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent, however we are not thereby admitting that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Act.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP